Exhibit 1

                     TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Debenture-Backed Series 2002-8
*CUSIP:        21988G445

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 14, 2007.

INTEREST ACCOUNT
----------------
Balance as of         December 1, 2006.....                                                           $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00
         Interest portion of February 13, 2007 Call Price received February 13,                 $939,540.00
         2007 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution of interest to Holders on February 14, 2007.....                         -$939,540.00
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of         February 14, 2007.....                                                          $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         December 1, 2006.....                                                           $0.00
         Scheduled Principal received on securities.....                                              $0.00
         Principal portion of February 13, 2007 Call Price received February 13,             $67,110,000.00
         2007 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution of principal to Holders on February 14, 2007.....                     -$67,110,000.00
         Distribution of $67,110,000 principal amount of underlying securities to                    -$0.00
         Call Warrants Holder on February 13, 2007.....
Balance as of         February 14, 2007.....                                                          $0.00


              UNDERLYING SECURITIES HELD AS OF    February 14, 2007

           Principal Amount                Title of Security
              ---------                    -----------------
                 $0               BellSouth Telecommunications, Inc.
                                  One Hundred Year 7% Debentures due
                                  December 1, 2095
                                 *CUSIP:        079867AP2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.